UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Elections of Officers

Effective July 27, 2009, the following officers resigned or were elected to positions as described below:

Matthew Galvanoni resigned as Vice President and Controller and Comptroller of Commonwealth Edison Company (ComEd) and Vice President and Controller of PECO Energy Company (PECO). He served as the principal accounting officer for ComEd and PECO.

Jon Veurink resigned as Vice President and Corporate Controller of Exelon Generation Company, LLC (Generation), where he served as principal accounting officer.

Mr. Galvanoni has been appointed as Exelon’s Vice President and Assistant Corporate Controller, and has begun to serve as principal accounting officer of Generation.

Kevin Waden, 37, was elected as Vice President and Controller and Comptroller of ComEd and he serves as ComEd’s principal accounting officer. Mr. Waden began working at ComEd in 2002, including as Director of Financial Reporting and Accounting Research for Exelon Energy Delivery, LLC from 2003 through 2006, and as Director of Accounting Operations for ComEd beginning in January 2007.

Jorge Acevedo, 38, was elected as Vice President and Controller of PECO. He serves as PECO’s principal accounting officer. Mr. Acevedo served as Director of Accounting, Power Team, of Generation from 2003 through 2007, and as Assistant Controller of Generation from 2007 through July 2009.

Election of Director

As previously reported, on January 27, 2009, the Exelon Corporation (Exelon) board of directors appointed Richard A. Mies, as a director, effective February 2, 2009. On July 28, 2009, the board of directors appointed Mr. Mies to the Audit committee. The board determined that Mr. Mies is financially literate and is an audit committee financial expert.

Compensatory Arrangements of Certain Officers

As a result of his assuming additional responsibilities for overseeing Generation’s Power Team, on July 28, 2009 the Exelon board approved increased incentive compensation targets for Mr. Christopher M. Crane to 85% for his annual incentive and a performance share target of 23,500, effective as of August 3, 2009.

As a result of his assuming additional responsibilities for overseeing Exelon’s finance functions, on July 28, 2009 the Exelon board approved increased compensation for Mr. William A. Von Hoene, Jr. with a base salary of $600,000, an annual incentive target of 70% and a performance share target of 16,700, effective as of August 3, 2009.

As a result of his prior election as Senior Vice President, Chief Financial Officer and Treasurer of ComEd, on July 27, 2009 the ComEd board approved the compensation of Joseph R. Trpik, Jr. with a base salary of $280,000, an annual incentive target of 45%, and a long-term performance incentive target of $318,000, effective as of August 3, 2009.

On July 27 and 28, 2009 the ComEd and Exelon boards approved the grant of 5,000 performance-based restricted stock units for Frank M. Clark, ComEd’s Chairman and CEO. Such units vest on August 1, 2009, and will be settled in cash based on the closing price of Exelon stock on July 31, 2009.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2009, ComEd’s board of directors approved an amendment to ComEd’s bylaws to add Section 5 to Article I of the bylaws. The amendment permits ComEd to issue shares without certificates.

A copy of the revised bylaws is attached as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Commonwealth Edison Company Amended and Restated Bylaws

* * * * *

This combined Form 8-K is being furnished separately by Exelon, Generation, ComEd and PECO (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

PECO ENERGY COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President and Chief Financial Officer
PECO Energy Company

July 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Commonwealth Edison Company Amended and Restated Bylaws